UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 14, 2012

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1212 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 940-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 14, 2012, the Board of Directors of IRIDEX Corporation (the “Company”) adopted a 2012 executive management bonus plan (the “2012 Bonus Plan”). The 2012 Bonus Plan was adopted to provide cash incentive payouts to all eligible senior staff-level employees based upon Company and individual performance. All vice presidents, corporate officers and other specified senior employees, in good standing, are eligible to participate in the 2012 Bonus Plan.

Target payouts for each participant under the 2012 Bonus Plan will be based on a specified percentage of annual base salary and are triggered upon the achievement of both corporate performance objectives (weighted at 70%) determined by the Company’s Board of Directors and individual performance objectives (weighted at 30%) determined by the Compensation Committee. Funding for the 2012 Bonus Plan is triggered when the Company achieves (i) a minimum threshold of annual Operating Income, determined to be 90% of the target operating income of the 2012 Operating Plan and before accounting for the cost of the 2012 Bonus Plan (the “Targeted Operating Income”) as approved by the Company’s Board of Directors, or (ii) a minimum threshold of annual revenue, determined to be 90% of the target revenues of the 2012 Operating Plan (the “Targeted Revenue”) as approved by the Company’s Board of Directors. For purposes of the 2012 Bonus Plan, the Company’s annual Operating Income is defined as gross profits less operating expenses, and therefore does not include other income or expenses or taxes.

If the 2012 Bonus Plan is funded, a portion of the Company’s net Operating Income, before accounting for the cost of the 2012 Bonus Plan, ranging from 38% of net Operating Income, in the event 100% of the Targeted Operating Income, 100% of the Targeted Revenue and 100% of all target individual performance objectives are achieved, to 57% of net Operating Income, in the event 150% of the Targeted Operating Income, 150% of the Targeted Revenue and 100% of all target individual performance objectives are achieved, will be allocated to fund the 2012 Bonus Plan.

The Compensation Committee will approve all payouts under the 2012 Bonus Plan, and payouts will be paid following the end of the fiscal year through profit sharing/bonus payouts by March 15 of the following year.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	2012 Bonus Plan Summary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ DOMINIK BECK
Dominik Beck President and Chief Executive Officer

Date: February 21, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	2012 Bonus Plan Summary